SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2022

Booking Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36691	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue	Norwalk	Connecticut	06854
(Address of principal office)			(zip code)

 Registrant's telephone number, including area code: (203) 299-8000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered:
Common Stock par value $0.008 per share	BKNG	The NASDAQ Global Select Market
0.800% Senior Notes Due 2022	BKNG 22A	The NASDAQ Stock Market LLC
2.150% Senior Notes Due 2022	BKNG 22	The NASDAQ Stock Market LLC
2.375% Senior Notes Due 2024	BKNG 24	The NASDAQ Stock Market LLC
0.100% Senior Notes Due 2025	BKNG 25	The NASDAQ Stock Market LLC
1.800% Senior Notes Due 2027	BKNG 27	The NASDAQ Stock Market LLC
0.500% Senior Notes Due 2028	BKNG 28	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.              Regulation FD Disclosure.

Update on Geographical Exposure and Recent Trends

We are deeply concerned about the devastating events unfolding in Ukraine and stand with all those who are suffering. Our top priority is ensuring the safety and security of our employees and their families who are directly impacted. We are also in the process of complying with all applicable global sanctions, including significant restrictions imposed from a number of countries. As a result of these circumstances, we have suspended the booking of travel services in Russia and Belarus. We also provide an update on certain geographical exposure and recent topline trends below.

On our fourth quarter 2021 earnings conference call, we disclosed that Russia and Ukraine combined on a destination basis represent a very low single digit percentage of our total gross bookings. To provide further disclosure, Russia and Ukraine combined on a booker basis represent a low single digit percentage of our total gross bookings. Our exposure to Eastern Europe* on a booker basis, including Russia and Ukraine, represents a high single digit percentage of our total gross bookings.

During our fourth quarter 2021 earnings conference call, we disclosed that room nights for the first half of February were about in line with 2019 levels. For the full month of February, our room nights were also about in line with 2019 levels. Over the last week, through Sunday March 6, our room nights were down about 10% versus 2019 levels. The recent softening of room night trends was driven by Eastern Europe, primarily Russia, and to a lesser extent by Western Europe, which remains modestly above 2019 levels.

We are maintaining the forward-looking commentary we provided on our earnings call for the first quarter and full year 2022.

This Current Report on Form 8-K contains forward-looking statements, which reflect our views regarding current expectations and projections based on currently available information. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict, including the Risk Factors identified in our most recently filed annual report on Form 10-K; therefore, our actual results could differ materially from those expressed, implied, or forecast in any such forward-looking statements. Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Refer to our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K we file or furnish with the Securities and Exchange Commission.

* Eastern Europe is defined as the member states of the Group of Eastern European States, a regional group in the United Nations

The information furnished pursuant to this Item 7.01 of this Current Report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKING HOLDINGS INC.

By:	/s/ David I. Goulden
	Name:	David I. Goulden
	Title:	Executive Vice President and Chief Financial Officer

Date:  March 8, 2022

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